Exhibit C

                                FirstEnergy Corp.
                     76 South Main Street, Akron, Ohio 44308


                                   Certificate


        Pursuant to the requirements of Rule 58 of the Public Utility Holding Company Act of 1935, the undersigned certifies that:

               A copy of quarterly report on Form U-9C-3, for the period ended June 30, 2003, was filed with the state commissions having jurisdiction over the electric retail rates of the company's public utility subsidiary companies.

               The names and addresses of these state commissions are as follows:

                   New Jersey Division of Energy
                   Board of Public Utilities
                   Two Gateway Center
                   Newark, NJ 07102

                   Commonwealth of Pennsylvania*
                   Public Utility Commission
                   P.O. Box 3265 Harrisburg, PA 17105-3265

                   The Public Utilities Commission of Ohio*
                   180 E. Board Street
                   Columbus, Ohio 43215-3793

* A conformed copy of the publicly available report was filed with the Pennsylvania Public Utility Commission and The Public Utilities Commission of Ohio.


                                                   FirstEnergy Corp.


November 26, 2003
                                  By:          /s/ Harvey L. Wagner
                                        ---------------------------------------
                                                   Harvey L. Wagner
                                             Vice President, Controller
                                            and Chief Accounting Officer
                                            (Principal Accounting Officer)


Note:       Pennsylvania Electric Company (Penelec) is also subject to retail
----        rate regulation by the New York Public Service Commission with respect to retail service to approximately 3,700 customers in Waverly, New York served by Waverly Electric Power & Light Company, a Penelec subsidiary. Waverly Electric's revenues are immaterial, accounting for less than 1% of Penelec's total operating revenues.